                                                                     Exhibit 4.6


[NOTE: THIS FORM OF NOTE IS TO BE AUTHENTICATED AND DELIVERED UPON THE EXCHANGE OF 5.25% NOTES DUE 2011 DULY TENDERED PURSUANT TO THE EXCHANGE OFFER TO BE CONSUMMATED PURSUANT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 22, 2004, AMONG THE COMPANY AND THE INITIAL PURCHASERS REFERRED TO THEREIN.]



REGISTERED                                                            REGISTERED

NO.                                                             PRINCIPAL AMOUNT

CUSIP NO.  251591 ___                                               $250,000,000

                                 [FACE OF NOTE]

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                              5.25% Notes Due 2011

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO DEVELOPERS DIVERSIFIED REALTY CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

                  DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., c/o The Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION Dollars ($250,000,000) on April 15, 2011 (the "Stated Maturity Date"), unless redeemed prior to such date in accordance with the provisions referred to on the reverse hereof (the Stated Maturity Date or date of earlier redemption, as the case may be, is referred to herein as the "Maturity Date" with respect to the principal payable on such date), and to pay interest thereon from April 22,

2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on April 15 and October 15 of each year commencing October 15, 2004 (each, an "Interest Payment Date"), and on the Maturity Date, at a rate of 5.25% per annum, until the principal hereof is paid or duly provided for.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date and on the Maturity Date will, as provided in such Indenture, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be fifteen calendar days (whether or not a Business Day, as defined below) next preceding such Interest Payment Date or the Maturity Date, as the case may be (each, a "Regular Record Date"). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at either of the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and Cleveland, Ohio. The Company hereby appoints National City Bank as Paying Agent for the Notes where Notes of the series may be presented and surrendered for payment and where notices, designations or requests in respect of payments with respect to the Notes may be served.

                  Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including April 22, 2004, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, as defined below, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in the Borough of Manhattan, the City of New York, are not required or authorized by law or executive order to close.

                  All payments of principal, premium, if any, and interest by the Company in respect of this Note will be made by wire transfer of immediately available funds.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                     DEVELOPERS DIVERSIFIED
                                        REALTY CORPORATION



                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Attest:

-------------------------------
Name:
Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                     NATIONAL CITY BANK, as
                                        Trustee



                                     By:
                                        ----------------------------------------
                                         Authorized Officer

                                [Reverse of Note]

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                              5.25% Notes Due 2011

                  This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1994, as supplemented by the First Supplemental Indenture dated as of May 10, 1995, the Second Supplemental Indenture dated as of July 18, 2003, the Third Supplemental Indenture dated as of January 23, 2004 and the Fourth Supplemental Indenture dated as of April 22, 2004 (herein called the "Indenture"), between the Company and National City Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as "5.25% Notes Due 2011" (collectively, the "Notes"), and the aggregate principal amount of the Notes to be issued under such series is limited to $250,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used but not defined in this Note shall have the meanings assigned to such terms in the Indenture.

                  If an Event of Default shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  This Note may be redeemed at the option of the Company, at any time in whole or from time to time in part, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including the portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, any interest accrued but not paid to the Redemption Date. For the avoidance of doubt, any calculation of the remaining scheduled payments of principal and interest pursuant to clause (2) of the preceding sentence shall not include interest accrued as of the applicable Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date for the Notes, (i) the yield under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the

Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers that has been appointed by the Company.

                  "Comparable Treasury Price" means with respect to any Redemption Date for the Notes (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer" means each of Banc of America Securities LLC and J.P. Morgan Securities Inc. and the respective successors and any two of ABN AMRO Incorporated, Deutsche Bank Securities Inc., ING Financial Markets LLC, Piper Jaffray & Co., Wachovia Capital Markets, LLC and Wells Fargo Brokerage Services, LLC and their respective successors (each, a "Primary Treasury Dealer") provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute in its place another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                  Notice of any redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. If the Company redeems less than all of the Notes, the Trustee will select the particular Notes to be redeemed pro rata, by lot or by another method the Trustee deems fair and appropriate.

                  This Note is not subject to any sinking fund.

                  The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely in such State.

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                 TEN COM     -     as tenants in common
                 TEN ENT     -     as tenants by the entireties
                 JT TEN      -     as joint tenants with right of survivorship
                                   and not as tenants in common

                 UNIF GIFT MIN ACT _____________ Custodian _____________
                                      (cust)                  (Minor)

                        under Uniform Gifts to Minors Act
                       -----------------------------------
                                     (State)

                    Additional abbreviations may also be used
                          though not in the above list
                       -----------------------------------

                                   ASSIGNMENT
                                   ----------
                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)

and transfer(s) unto
                    ------------------------------------------------------------

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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

              ----------------------------------------------------------------

              ----------------------------------------------------------------

--------------------------------------------------------------------------------

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                   (Please print or typewrite Name and Address
                     including Postal Zip Code of Assignee)


the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
            --------------------------------------------------------------------

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to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: Signature Guaranteed

------------------------------------        ------------------------------------
NOTICE: Signature must be guaranteed        NOTICE: The signature to this
by a member firm of the New York            assignment must correspond with the
Stock Exchange or a commercial bank         name as  written  upon the face of
or trust company.                           the within Note in every particular,
                                            without alteration or enlargement or
                                            any change whatever.